Exhibit 3.37

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “ELEKSYLUM MUSIC, INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE SECOND DAY OF AUGUST, A.D. 1983, AT 9 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “ELEKTRA/ ASYLUM RECORDS MUSIC INC.” TO “ELEKTRA MUSIC INC.”, FILED THE TWELFTH DAY OF AUGUST, A.D. 1983, AT 9 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “ELEKTRA MUSIC INC.” TO “ELEKSYLUM MUSIC, INC.”, FILED THE TWENTY-SEVENTH DAY OF FEBRUARY, A.D. 1984, AT 9 O’CLOCK A.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE FOURTEENTH DAY OF MAY, A.D. 1996, AT 10 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

	[SEAL]	/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State

2014121 8100H		AUTHENTICATION: 2876752

040036281		DATE: 01-16-04

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8302140073	FILED

AUG 2 1983 9 AM

/s/ [ILLEGIBLE]
SECRETARY OF STATE

CERTIFICATE OF INCORPORATION

OF

ELEKTRA/ASYLUM RECORDS MUSIC INC.

* * * * * * * *

THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST:  The name of the Corporation is

ELEKTRA/ASYLUM RECORDS MUSIC INC.

SECOND:  The registered office of the Corporation is to be located at 306 South State Street, in the City of Dover, in the County of Kent, in the State of Delaware. The name of its registered agent at that address is the United States Corporation Company.

THIRD:  The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

FOURTH:  The total number of shares of stock which the Corporation is authorized to issue is two hundred (200) shares all of which are without par value.

FIFTH:  The name and address of the Incorporator are as follows:

NAME	ADDRESS

Leif A. Tonnessen	70 Pine Street, New York, N.Y. 10270

SIXTH:  The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(1)           The number of directors of the Corporation shall be such as from time to time shall be fixed by, or in the manner provided in, the by-laws. Election of directors need not be by ballot unless the by-laws so provide.

(2)           The Board of Directors shall have power without the assent or vote of the stockholders to make, alter, amend, change, add to or repeal the by-laws of the Corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the Corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

(3)           The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract,

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and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interest, or for any other reason.

(4)           In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Certificate, and to any by-laws from time to time made by the stockholders; provided, however, that no by-laws so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

SEVENTH:  The Corporation shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

EIGHTH:  Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any

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class of them, and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

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NINTH:  The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

IN WITNESS WHEREOF, I have hereunto set my hand and seal.

/s/ Leif A. Tonnessen	(L.S.)
Leif A. Tonnessen

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8302240087	FILED

AUG 12 1983 9AM

/s/ [ILLEGIBLE]
SECRETARY OF STATE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

ELEKTRA/ASYLUM RECORDS MUSIC INC.

BEFORE PAYMENT OF CAPITAL

Pursuant to Section 241 of the General
Corporation Law of the State of Delaware

THE UNDERSIGNED, being the sole incorporator of ELEKTRA/ASYLUM RECORDS MUSIC INC., hereby certifies:

FIRST:  That Article FIRST of the Certificate of Incorporation is amended to read as follows:

“FIRST:  The name of the corporation is

ELEKTRA MUSIC INC.”

SECOND:  That such amendment has been duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware, and the corporation has not received any payment for any of its stock.

IN WITNESS WHEREOF, I have hereunto set my hand and seal the 11th day of August, 1983.

/s/ Leif A. Tonnessen
Leif A. Tonnessen
00002	Incorporator

8400580302	FILED

FEB 27 1984 9AM

/s/ [ILLEGIBLE]
SECRETARY OF STATE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

ELEKTRA MUSIC INC.

Adopted in accordance with the provisions of
Section 242 of the General Corporation Law
of the State of Delaware

We, Warren Christie, Vice President and Joan T. Pincus, Assistant Secretary of Elektra Music Inc., a corporation existing under the laws of the State of Delaware, do hereby certify as follows:

FIRST:  That the Certificate of Incorporation of said corporation has been amended as follows:

By striking out the whole of Article FIRST thereof as it now exists and inserting in lieu and instead thereof a new Article FIRST, reading as follows:

“FIRST:  The name of the corporation is:

ELEKSYLUM MUSIC, INC.”

SECOND:  That such amendment has been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware by the unanimous written consent of all of the stockholders entitled to vote in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, we have signed this certificate this 7th day of February, 1984.

/s/ Warren A. Christie
Warren A. Christie
Vice President

Attest:	/s/ Joan T. Pincus
Joan T. Pincus
Assistant Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 05/14/1996
960139340 - 2014121

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

*****

Eleksylum Music, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

The present registered agent of the corporation is the United States Corporation Company and the present registered office of the corporation is in the county of New Castle.

The Board of Directors of “THE COMPANY”.

adopted the following resolution on the 1st day of May 1996.

Resolved, that the registered office of “THE COMPANY”.

In the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of the corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

IN WITNESS WHEREOF, “THE COMPANY” has caused this statement to be signed by Marie N. White, its Assistant Secretary this 14th day of May, 1996.

By:	/s/ MARIE N. WHITE, ASSISTANT SECRETARY
MARIE N. WHITE, ASSISTANT SECRETARY